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                                                                    EXHIBIT 23.2

                NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

     On June 25, 2002, the trust announced the termination of its engagement of Arthur Andersen LLP as its independent auditors upon the trustee's appointment of KPMG LLP to serve as the trust's independent auditors for fiscal 2002. For more information, see the trust's current report on Form 8-K dated June 25, 2002 filed with the Securities and Exchange Commission on June 28, 2002.

     After reasonable efforts, the trust has been unable to obtain the consent of Arthur Andersen, the trust's former independent auditors, as to the incorporation by reference of their report for the years ended December 31, 2001 and 2000 into the trust's and XTO Energy Inc.'s previously filed registration statement (No. 333-56983) and XTO Energy Inc.'s previously filed registration statements (Nos. 33-55784 and 333-91460) under the Securities Act, and the trust has not filed that consent with this Annual Report on Form 10-K in reliance on Rule 437a of the Securities Act of 1933. Because the trust has not been able to obtain Arthur Andersen's consent, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in our financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.